Exhibit 25

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER
THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)
31-0841368
I.R.S. Employer Identification No.

800 Nicollet Mall
Minneapolis, Minnesota	55402

(Address of principal executive offices)	(Zip Code)
Ray Haverstock
U.S. Bank National Association
60 Livingston Avenue
St. Paul, MN 55107
(651) 495-3909
(Name, address and telephone number of agent for service)
Thermadyne Holdings Corporation
(Issuer with respect to the Securities)

Delaware	74-2482571

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

16052 Swingley Ridge Road, Ste. 300
Chesterfield, MO	63017

(Address of Principal Executive Offices)	(Zip Code)
Table of Additional Registrants

	State or Other	Primary
Exact Name of	Jurisdiction of	Standard	I.R.S.	Address, Including Zip Code and
Registrant Guarantor	Incorporation	Industrial	Employer	Telephone Number, Including Area
as Specified in its	or	Classification	Identification	Code, of Registrant Guarantor’s
Charter	Organization	Code Number	Number	Principal Executive Offices

Cigweld Pty Ltd.	Australia	3541	None	71-73 Gower Street Preston Victoria 3072 Australia 61 3 9474 7400

Stoody Company	Delaware	3541	31-1525264	5557 Nashville Road Bowling Green, KY 42101 (270) 781-9777

	State or Other	Primary
Exact Name of	Jurisdiction of	Standard	I.R.S.	Address, Including Zip Code and
Registrant Guarantor	Incorporation	Industrial	Employer	Telephone Number, Including Area
as Specified in its	or	Classification	Identification	Code, of Registrant Guarantor’s
Charter	Organization	Code Number	Number	Principal Executive Offices

Thermadyne Australia Pty Ltd.	Australia	3541	None	71-73 Gower Street Preston Victoria 3072 Australia 61 3 9474 7400

Thermadyne Industries, Inc.	Delaware	3541	94-2697077	16052 Swingley Ridge Rd. Suite 300 Chesterfield, MO 63017 (636) 728-3000

Thermadyne International Corp.	Delaware	3541	94-2655752	16052 Swingley Ridge Rd. Suite 300 Chesterfield, MO 63017 (636) 728-3000

Thermal Dynamics Corporation	Delaware	3541	94-2452212	82 Benning Street West Lebanon, NH 03784 (603) 298-5711

Victor Equipment Company	Delaware	3541	94-0955680	2800 Airport Road Denton, TX 76207 (940) 566-2000
9.00% Senior Secured Notes due 2017
(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.
a)	Name and address of each examining or supervising authority to which it is subject.
Comptroller of the Currency
Washington, D.C.
b)	Whether it is authorized to exercise corporate trust powers.
Yes

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.
None

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.
1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of December 31, 2010 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-166527 filed on May 5, 2010.

SIGNATURE
     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 31st of March, 2011.

By:	/s/ Joshua A. Hahn
Joshua A. Hahn
Assistant Vice President

Exhibit 2
Comptroller of the Currency
Administrator of National Banks
Washington, DC 20219
CERTIFICATE OF CORPORATE EXISTENCE
I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:
1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.
2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), is a National Banking Association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.

/s/ John Walsh

Acting Comptroller of the Currency

Exhibit 3
Comptroller of the Currency
Administrator of National Banks
Washington, DC 20219
CERTIFICATE OF FIDUCIARY POWERS
I, John Walsh, Acting Comptroller of the Currency, do hereby certify that:
1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq., as amended, 12 U.S.C. 1, et seq., as amended, has possession, custody and control of all records pertaining to the chartering, regulation and supervision of all National Banking Associations.
2. “U.S. Bank National Association,” Cincinnati, Ohio, (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat.668, 12 U.S.C. 92 a, and that the authority so granted remains in full force and effect on the date of this Certificate.

IN TESTIMONY WHERE OF, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the Treasury Department, in the City of Washington and District of Columbia, this September 9, 2010.

/s/ John Walsh

Acting Comptroller of the Currency

Exhibit 6
CONSENT
     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.
Dated: March 31, 2011

By:	/s/ Joshua A. Hahn
Joshua A. Hahn
Assistant Vice President

Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2010
($000’s)

12/31/2010
Assets
Cash and Balances Due From Depository Institutions	$14,487,388
Securities	51,308,254
Federal Funds	4,252,675
Loans & Lease Financing Receivables	191,819,118
Fixed Assets	5,282,543
Intangible Assets	13,055,167
Other Assets	22,054,399

Total Assets	$302,259,544

Liabilities
Deposits	$211,417,189
Fed Funds	9,951,510
Treasury Demand Notes	0
Trading Liabilities	524,005
Other Borrowed Money	33,939,855
Acceptances	0
Subordinated Notes and Debentures	7,760,721
Other Liabilities	7,839,191

Total Liabilities	$271,432,471

Equity
Minority Interest in Subsidiaries	$1,736,480
Common and Preferred Stock	18,200
Surplus	14,136,872
Undivided Profits	14,935,521

Total Equity Capital	$30,827,073

Total Liabilities and Equity Capital	$302,259,544